Exhibit 99.05

                               KILOWATT-HOUR SALES
                              (In Millions of KWHs)

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

                              3 Months Ended June                   6 Months Ended June
                       ---------------------------------     --------------------------------
                          2003       2002      Change           2003        2002      Change
                          ----       ----      ------           ----        ----      ------
Kilowatt-Hour Sales-
Total Sales              47,243     45,887       3.0%          91,650      86,593      5.8%
Total Retail Sales-      37,186     37,968      -2.1%          72,607      72,307      0.4%
Residential              10,890     11,355      -4.1%          22,347      22,336      0.0%
Commercial               12,107     12,266      -1.3%          23,034      23,077     -0.2%
Industrial               13,944     14,098      -1.1%          26,730      26,398      1.3%

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